Exhibit 10.2

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (this “Agreement”), dated as of December 26, 2006, is by and between GREAT LAKES DREDGE & DOCK CORPORATION, a Delaware corporation (formerly named Great Lakes Dredge & Dock Holdings Corp.) (the “Corporation”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (the “Lender”).

W I T N E S S E T H :

WHEREAS, Great Lakes Dredge & Dock Company, LLC, a Delaware limited liability company (the “Borrower”), and the Lender entered into that certain Credit Agreement dated as of December 17, 2003 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lender has extended the Loan to the Borrower;

WHEREAS, Great Lakes Dredge & Dock Corporation, a Delaware corporation (the “Guarantor”), entered into that certain Guaranty Agreement dated as of December 17, 2003 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guaranty Agreement”), pursuant to which the Guarantor guaranteed the obligations of the Borrower under the Credit Agreement and the other Loan Documents;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Guarantor is merging (the “Merger”) with and into the Corporation with the Corporation as the survivor of such merger and, following such merger, changing its name to “Great Lakes Dredge & Dock Corporation”; and

WHEREAS, the Corporation wishes to expressly assume the rights, duties and obligations of the Guarantor under the Guaranty Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Defined Terms.  Terms capitalized herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement.

2.             Assumption of Obligations.  The Corporation hereby expressly assumes and agrees to be bound by all of the rights, duties and obligations of the Guarantor under the Guaranty Agreement effective upon the consummation of the Merger.  The Corporation shall hereafter be entitled to and fully liable for each and every right, obligation, duty, representation and covenant of the Guarantor to the same extent as if the Corporation had been the original party to the Guaranty Agreement.

3.             Representations and Warranties.  The Corporation hereby represents and warrants to the Lender, in each case after giving effect to the Merger and this Agreement, as follows:

(a)           The Corporation has the right, power and capacity and has been duly authorized and empowered by all requisite action to enter into, execute, deliver and perform this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

(b)           This Agreement constitutes the Corporation’s legal, valid and binding obligation, enforceable against it, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

(c)           The Corporation’s execution, delivery and performance of this Agreement does not and will not violate its certificate of incorporation or bylaws, any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject.

(d)           No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with the execution, delivery and performance by the Corporation of this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

(e)           No Event of Default or Default exists under the Credit Agreement or would exist after giving effect to this Agreement.

4.             Consent.  The Lender hereby consents to the consummation of the Merger.

5.             Miscellaneous.  The parties hereto hereby further agree as follows:

(a)           Counterparts.  This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Agreement to produce more than one (1) such counterpart.

(b)           Headings.  Headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(c)           Integration.  This Agreement, the other agreements and documents executed and delivered pursuant to this Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

(d)           Governing Law.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS AND

DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES.

(e)           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Corporation and the Lender and their  respective successors and assigns.  Except as expressly set forth to the contrary herein, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Corporation, the Borrower and the Lender and their respective successors and permitted assigns.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

GREAT LAKES DREDGE & DOCK
CORPORATION

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

GENERAL ELECTRIC CAPITAL
CORPORATION

By:	/s/ Susan Timmerman
Name:	Susan Timmerman
Title:	Duly Authorized Signatory